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                                                                      EXHIBIT 99

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[US FREIGHTWAYS LOGO]


                                                                    News Release

FOR IMMEDIATE RELEASE                         FOR FURTHER INFORMATION CONTACT:
WEDNESDAY, MAY 16, 2001                       CHRIS ELLIS  773.824.2205


                       USFreightways Files Amended 10-Q


Chicago ... USFreightways Corporation (NASDAQ USFC) announced today that its 10-Q for the first quarter 2001, filed with the SEC yesterday, contained erroneous information due to an error in transmission. A revised 10-Q was filed this afternoon containing the correct information.

USFreightways (NASDAQ: USFC) provides comprehensive supply chain management services, including high-value, regional less-than-truckload (LTL) transportation, logistics, domestic and international freight forwarding and premium regional and national truckload transportation. For more information, contact the Company at www.usfreightways.com.